UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2025

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

George A. Makris, Jr.

On July 30, 2025, George A. Makris, Jr. (age 69) notified Simmons First National Corporation (“Company”) that he has decided to retire from his positions as chairman of the board, director, and chief executive officer of the Company and its subsidiary bank, Simmons Bank (“Bank”), effective as of the end of the day December 31, 2025.

James “Jay” M. Brogdon

On July 30, 2025, the Company’s board of directors (“Board”) appointed James M. Brogdon (age 44) as president and chief executive officer of the Company and the Bank, effective January 1, 2026, to serve until such time as his successor is appointed, or his earlier death, resignation, or removal. Additionally, on July 30, 2025, the Board elected Mr. Brogdon to the Board as a director of the Company, effective January 1, 2026, to fill the vacancy created by Mr. Makris, Jr.’s retirement. Mr. Brogdon has served as the Company’s president since December 2023. Prior to serving in that role, he served the Company and the Bank as president and chief financial officer, and prior to that, as executive vice president, chief financial officer, and treasurer. Before joining the Company and the Bank in 2021, Mr. Brogdon was a managing director in the investment banking division of Stephens Inc. Additional information regarding Mr. Brogdon’s background and experience is provided in the Company’s proxy statement for the Company’s 2025 annual meeting of shareholders (“2025 Proxy Statement”).

Mr. Brogdon does not have any family relationships with any of the Company’s directors or executive officers. From time to time, deposit arrangements, wealth management arrangements, and/or loans and extensions of credit have been made by the Bank and Mr. Brogdon in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Bank and that did not involve more than the normal risk of collectability or present other unfavorable features.

The information for Mr. Brogdon, in connection with his new role, required by Item 5.02(c)(3) of Form 8-K is unavailable as of the time of this filing. Mr. Brogdon will not receive separate compensation for his service as a director and will not immediately serve on any Board committees.

Item 7.01	Regulation FD Disclosure.

On July 30, 2025, the Board elected Marty D. Casteel as its chairman, effective January 1, 2026, to succeed Mr. Makris, Jr. following his retirement. Additional information regarding Mr. Casteel’s background and experience is provided in the 2025 Proxy Statement.

On August 4, 2025, the Company issued a press release announcing the changes to its leadership. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided pursuant to this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Simmons First National Corporation on August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ C. Daniel Hobbs
Date: August 4, 2025	C. Daniel Hobbs, Executive Vice President and Chief Financial Officer